Exhibit 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

OPERATING REVENUES:
Gas utility	$315.9	$292.3
Electric utility	149.5	139.4
Nonutility	235.2	172.9
Total operating revenues	700.6	604.6

OPERATING EXPENSES:
Cost of gas sold	157.2	137.1
Cost of fuel and purchased power	50.2	44.7
Cost of nonutility revenues	86.4	59.5
Other operating	215.6	173.2
Depreciation and amortization	66.2	63.6
Taxes other than income taxes	18.2	16.6
Total operating expenses	593.8	494.7

OPERATING INCOME	106.8	109.9

OTHER INCOME (EXPENSE):
Equity in (losses) of unconsolidated affiliates	(6.7)	(7.6)
Other income - net	2.9	3.3
Total other income (expense)	(3.8)	(4.3)

INTEREST EXPENSE	23.5	24.0

INCOME BEFORE INCOME TAXES	79.5	81.6

INCOME TAXES	29.7	30.3

NET INCOME	$49.8	$51.3

AVERAGE COMMON SHARES OUTSTANDING	82.2	82.0
DILUTED COMMON SHARES OUTSTANDING	82.3	82.0

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.61	$0.63

DILUTED	$0.61	$0.62

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions - Unaudited)

	Three Months Ended
	March 31,
	2013	2012

OPERATING REVENUES:
Gas utility	$315.9	$292.3
Electric utility	149.5	139.4
Other	0.1	0.4
Total operating revenues	465.5	432.1

OPERATING EXPENSES:
Cost of gas sold	157.2	137.1
Cost of fuel and purchased power	50.2	44.7
Other operating	86.8	79.9
Depreciation and amortization	48.4	48.6
Taxes other than income taxes	17.5	15.9
Total operating expenses	360.1	326.2

OPERATING INCOME	105.4	105.9

OTHER INCOME - NET	1.8	2.2

INTEREST EXPENSE	17.9	17.7

INCOME BEFORE INCOME TAXES	89.3	90.4

INCOME TAXES	34.2	34.4

NET INCOME	$55.1	$56.0

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)
	As of
	March 31,	December 31,
	2013	2012

ASSETS
Current Assets
Cash & cash equivalents	$12.1	$19.5
Accounts receivable - less reserves of $7.3 &
$6.8, respectively	300.0	216.7
Accrued unbilled revenues	129.8	185.0
Inventories	123.5	158.6
Recoverable fuel & natural gas costs	10.2	25.3
Prepayments & other current assets	42.1	73.3
Total current assets	617.7	678.4

Utility Plant
Original cost	5,225.0	5,176.8
Less: accumulated depreciation & amortization	2,086.3	2,057.2
Net utility plant	3,138.7	3,119.6

Investments in unconsolidated affiliates	71.8	78.1
Other utility & corporate investments	35.0	34.6
Other nonutility investments	25.2	24.9
Nonutility plant - net	608.1	598.0
Goodwill - net	262.3	262.3
Regulatory assets	244.2	252.7
Other assets	37.8	40.5
TOTAL ASSETS	$5,040.8	$5,089.1

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$158.3	$180.6
Accounts payable to affiliated companies	41.0	29.7
Accrued liabilities	195.1	198.8
Short-term borrowings	193.6	278.8
Current maturities of long-term debt	257.6	106.4
Total current liabilities	845.6	794.3

Long-term Debt - Net of Current Maturities	1,401.9	1,553.4

Deferred Income Taxes & Other Liabilities
Deferred income taxes	654.5	637.2
Regulatory liabilities	370.2	364.2
Deferred credits & other liabilities	219.4	213.9
Total deferred credits & other liabilities	1,244.1	1,215.3

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
82.3 and 82.2 shares, respectively	703.0	700.5
Retained earnings	850.4	829.9
Accumulated other comprehensive (loss)	(4.2)	(4.3)
Total common shareholders' equity	1,549.2	1,526.1
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$5,040.8	$5,089.1

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months Ended
	March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49.8	$51.3
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	66.2	63.6
Deferred income taxes & investment tax credits	14.2	13.7
Equity in losses of unconsolidated affiliates	6.7	7.6
Provision for uncollectible accounts	2.4	2.3
Expense portion of pension & postretirement benefit cost	2.2	2.7
Other non-cash charges - net	3.5	1.9
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	(30.5)	58.1
Inventories	35.1	4.7
Recoverable/refundable fuel & natural gas costs	15.1	5.5
Prepayments & other current assets	31.3	30.4
Accounts payable, including to affiliated companies	(16.2)	(66.1)
Accrued liabilities	3.0	2.4
Unconsolidated affiliate dividends	0.2	—
Employer contributions to pension & postretirement plans	(3.4)	(4.9)
Changes in noncurrent assets	4.8	0.8
Changes in noncurrent liabilities	1.1	(5.2)
Net cash flows from operating activities	185.5	168.8

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Long-term debt, net of issuance costs	—	99.5
Dividend reinvestment plan & other common stock issuances	2.3	1.6
Requirements for:
Dividends on common stock	(29.2)	(28.7)
Retirement of long-term debt	(0.4)	(1.5)
Net change in short-term borrowings	(85.2)	(152.4)
Net cash flows from financing activities	(112.5)	(81.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from investing activities	0.3	5.5
Requirements for:
Capital expenditures, excluding AFUDC equity	(80.4)	(87.2)
Other investments	(0.3)	—
Net cash flows from investing activities	(80.4)	(81.7)

Net change in cash & cash equivalents	(7.4)	5.6
Cash & cash equivalents at beginning of period	19.5	8.6
Cash & cash equivalents at end of period	$12.1	$14.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

REPORTED EARNINGS:
Utility Group
Gas Utility Services	$38.1	$37.5
Electric Utility Services	14.6	15.6
Other Operations	2.4	2.9
Total Utility Group	55.1	56.0

Nonutility Group
Infrastructure Services	6.9	3.0
Energy Services	(1.4)	(1.7)
Coal Mining	(6.0)	(0.3)
Energy Marketing - ProLiance	(4.6)	(5.9)
Other Businesses	(0.3)	0.1
Total Nonutility Group	(5.4)	(4.8)

Corporate and Other	0.1	0.1

Vectren Consolidated	$49.8	$51.3

EARNINGS PER SHARE
Utility Group	$0.67	$0.69
Nonutility Group, excluding ProLiance	(0.01)	0.01
ProLiance	(0.05)	(0.07)
Corporate and Other	—	—

Reported EPS	$0.61	$0.63

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

GAS UTILITY REVENUES (Millions):
Residential Margin	91.5	90.4
Commercial Margin	29.0	27.4
Industrial Margin	17.3	15.8
Other Margin	3.0	3.4
Regulatory Expense Recovery Mechanisms	17.9	18.2
Total Gas Utility Margin	158.7	155.2
Cost of Gas Sold	157.2	137.1
Total Gas Utility Revenue	315.9	292.3

GAS SOLD & TRANSPORTED (MMDth):
Residential	38.6	28.8
Commercial	16.5	12.0
Industrial	31.0	27.8
	86.1	68.6

AVERAGE GAS CUSTOMERS
Residential	913,395	908,740
Commercial	84,970	83,654
Industrial	1,675	1,655
	1,000,040	994,049

YTD WEATHER AS A PERCENT OF NORMAL:
Heating Degree Days (Ohio)	107%	82%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

ELECTRIC UTILITY REVENUES (Millions):
Residential Margin	$36.3	$33.8
Commercial Margin	24.4	23.9
Industrial Margin	26.1	26.6
Other Margin	0.8	0.8
Regulatory Expense Recovery Mechanisms	2.5	0.7
Wholesale and Transmission	9.2	8.9
Total Electric Utility Margin	99.3	94.7
Cost of Fuel & Purchased Power	50.2	44.7
Total Electric Utility Revenue	$149.5	$139.4

ELECTRICITY SOLD (GWh):
Residential	372.2	338.4
Commercial	299.1	292.7
Industrial	659.3	681.7
Other Sales - Street Lighting	5.8	5.9
Total Retail	1,336.4	1,318.7
Wholesale	76.4	48.7
	1,412.8	1,367.4

AVERAGE ELECTRIC CUSTOMERS
Residential	123,708	123,290
Commercial	18,354	18,251
Industrial	115	115
Other	36	33
	142,213	141,689

YTD WEATHER AS A PERCENT OF NORMAL:
Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	101%	71%